Results of  October 7, 1999 shareholder meeting
          (Unaudited)



               An annual meeting of shareholders of the fund
was held on
               October 7, 1999.  At the meeting, each of the
nominees for
               Trustees was elected, as follows:
                              Common Shares       Preferred
Shares

                                         Votes
Votes
                               Votes for     withheld
Votes for      withheld
               Jameson Adkins Baxter    39,208,686
530,883      1,301                   0
               Hans H. Estin  39,171,609          567,960
1,301                            0
               Ronald J. Jackson      39,201,827
537,742      1,301                  0
               Paul L. Joskow 39,209,628          529,941
1,301                  0
               Elizabeth T. Kennan    39,191,555
548,014      1,301                  0 Lawrence J. Lasser
39,218,107          521,462      1,301                  0
               John H. Mullin III     39,212,585
526,984      1,301                  0
               William F. Pounds      39,178,510
561,059      1,301                  0
               George Putnam  39,195,053          544,516
1,301                  0
               George Putnam, III     39,223,640
515,929      1,301                  0
               A.J.C. Smith   39,209,207          530,362
1,301                  0
               W. Thomas Stephens     39,228,865
510,704      1,301                  0
               W. Nicholas Thorndike  39,204,123
535,446      1,301                  0
               J.A. Hill
1,301                 0
               R.E Patterson                      1,301
0                  0

               A proposal to ratify the selection of KPMG
               LLPas the independent auditors of your fund was approved as follows:
               Common Shares -- 39,030,083 votes for, and
211,212 votes
               against, with 498,274 abstentions and broker non-votes.
               Preferred Shares - xxx votes for, and x votes against, with
               0 abstenations and broker non-votes.


               All tabulations are rounded to nearest whole number.